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                                                              Exhibit 23.1

                      CONSENT OF COOPERS & LYBRAND L.L.P.



Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of AccuStaff Incorporated on Form S-8 (Reg. Nos. 33-88262, 333-16043, 333-15701 and 333-06899) of our report dated December 9, 1996, on our audits of the supplemental consolidated financial statements of AccuStaff Incorporated and subsidiaries as of December 31, 1995 and January 1, 1995 and for each of the three years in the period ended December 31, 1995, which report is included in this Report on Form 8-K.

                                     /s/ COOPERS & LYBRAND, L.L.P.